Exhibit 99.2

Index to financial statements of business acquired:

Independent Auditors’ Report.

Consolidated Income Statement-French GAAP for the year ended December 31, 2002.

Consolidated Balance Sheet-French GAAP as of December 31, 2002.

Consolidated Cash Flow Statement-French GAAP for the year ended December 31, 2002.

Statement of Changes in Consolidated Stockholders’ Equity-French GAAP for the year ended December 31, 2002.

Segment Information by Division.

Segment Information by Geographical Area.

Notes to the Consolidated Financial Statements-French GAAP.

INDEPENDENT AUDITORS’ REPORT

To the Guilbert S.A. Executive Board

We have audited the accompanying consolidated balance sheets of Guilbert S.A. and subsidiaries (“the Company”) as of December 31, 2002, and the related consolidated statements of income, stockholders’ equity, and cash flows for the year then ended (all expressed in euros). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in France.

The accompanying financial statements have been translated into English for the convenience of readers in the United States of America.

/s/ DELOITTE TOUCHE TOHMATSU

July 28, 2003
Paris, France

Guilbert

CONSOLIDATED INCOME STATEMENT

(in EUR millions)	Notes	2002	2001
			(unaudited)(1)

Net sales		1 711,2	1 797,2
Cost of goods sold		(1 085,8)	(1 138,2)

Gross margin		625,4	659,0

Employee-related expenses	3	(273,5)	(279,2)
Other operating income and expenses	3	(252,4)	(268,8)

Net income from operations		99,5	111,0

Net loss from financial items	4	(28,7)	(36,9)

Net income from ordinary activities before tax		70,8	74,1

Exceptional items	5	309,7	(10,5)
Corporate income tax	6	(108,1)	(15,2)

Net income of consolidated companies		272,4	48,4

Amortization of goodwill		(19,3)	(21,3)

Consolidated net income before minority interests		253,1	27,1

Minority interests		(0,0)	(0,0)

Net income for the period		253,1	27,1

Earning per shares (euros)
- undiluted:		27,73	2,97
- diluted :		25,44	2,96

(1) The 2001 figures are not audited under US GAAS requirement.

Guilbert

CONSOLIDATED BALANCE SHEET

ASSETS

(in EUR millions)	Notes	2002	2001
			(unaudited)(1)

Non-current assets
Goodwill	8	318.6	753.8
Other intangible assets	9	19.7	27.5
Property, plant and equipment	10	64.8	105.6
Long-term investments	11	7.0	6.1

Total non-current assets		410.1	893.0

Current assets
Inventories and work in progress, net	12	95.9	142.9
Operating receivables (A)	13	160.7	238.1
Non-operating receivables (A)	13	51.0	87.2
Cash and cash equivalents	14	40.2	74.5

Total current assets		347.8	542.7

Total assets		757.9	1,435.7

(A) of which maturing within more than one year:		15.4	4.0

(1)	The 2001 figures are not audited under US GAAS requirement.

Guilbert

CONSOLIDATED BALANCE SHEET

LIABILITIES & STOCKHOLDERS’ EQUITY

(in EUR millions)	Notes	2002	2001
			(unaudited)(A)

Stockholders’ equity
Common stock		13,9	13,9
Additional paid-in capital		114,9	114,7
Cumulative translation adjustment		22,2	38,8
Consolidated reserves		(219,0)	99,8
Net income for the year		253,1	27,1

Stockholders’ equity — Group share	15	185,1	294,3

Minority interests		0,0	0,1

Consolidated stockholders’ equity		185,1	294,4

Provisions for contingencies and losses (1)	16	73,8	73,8
Liabilities
Borrowings (2)	17	139,1	655,1
Operating liabilities (3)	18	277,9	377,7
Non-operating liabilities (3)	18	82,0	34,7

		499,0	1 067,5

Total Liabilities & Stockholders’ equity		757,9	1 435,7

(1) of which maturing within less than one year:		36,2	68,2
(2) of which maturing within less than one year:		9,5	516,6
(3) of which maturing within more than one year:		11,6	19,3

(A)	The 2001 figures are not audited under US GAAS requirement

Guilbert

CONSOLIDATED CASH FLOW STATEMENT

(in EUR millions)	2002	2001
		(unaudited)(1)

Net income for the year	253,1	27,1
amortization of goodwill (non cash)	19,3	21,3
Dividends received from equity affiliates	0,0	0,0
Other accrued expenses & non cash items	(229,1)	(23,6)

Net cash from operating activities before changes in working capital requirements	43,3	24,8

Change in working capital requirements	90,0	56,8

Net cash from operating activities	133,3	81,6

Intangible asset and property, plant and equipment additions	(29,0)	(19,9)
Operational asset disposals	1,3	3,3

Net operating investment	(27,7)	(16,6)

Net financial invesment	734,9	(226,2)

Net cash from/(used in) investing activities	707,2	(242,8)

Changes in borrowings	(526,9)	304,4
Common stock increases	0,2	0,3
Dividends paid	(346,1)	(128,4)

Net cash from/(used in) financing activities	(872,8)	176,3

Effect of fluctuations in exchange rate	(2,0)	0,4

Net increase/(decrease) in cash and cash equivalents	(34,3)	15,5

Opening cash and cash equivalents	74,5	58,9
Closing cash and cash equivalents	40,2	74,5

(1) The 2001 figures are not audited under US GAAS requirement

Guilbert

STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS’ EQUITY

			Cumulative		Group		Total
Before appropriation of earnings	Number	Common	translation	Consolidated	share of	Minority	SHs’
(in EUR millions)	of shares	stock	adjustment	reserves	SHs’ equity	Interests	equity

As of December 31, 2000 (unaudited) (1)	9 120 463	13,9	31,7	342,6	388,2	0,1	388,3

Common stock increases	3 673			0,3	0,3		0,3
Dividends paid				(128,4)	(128,4)		(128,4)
Change in cumulative transl. adj			7,1		7,1		7,1
Net income for the period				27,1	27,1		27,1

As of December 31, 2001 (unaudited) (1)	9 124 136	13,9	38,8	241,6	294,3	0,1	294,4

Common stock increases	2 176			0,2	0,2		0,2
Dividends paid				(345,9)	(345,9)		(345,9)
Change in cumulative transl. adj			(16,6)		(16,6)	(0,1)	(16,7)
Net income for the period				253,1	253,1		253,1

As of December 31, 2002	9 126 312	13,9	22,2	149,0	185,1	0,0	185,1

(1) The 2000 and 2001 figures are not audited under US GAAS requirement

Guilbert

SEGMENT INFORMATION BY DIVISION

				CONSOLIDATED
(in EUR millions)	CONTRACT Activity	MOS Activity	HOLDING (2)	TOTAL

2002
Net sales	1 359,4	351,7	0,0	1 711,2
Net income/(loss) from operations	65,3	36,8	(2,6)	99,5

Cash flows from operations (“capacité d’autofinancement”)	78,9	41,1	3,4	123,4
Net operating investment	(12,3)	(13,5)	(1,9)	(27,7)

Non-current operating assets	68,0		16,6	84,6
Operating working capital requirements	20,5		0,7	21,3

Average number of employees	5 356	1 287	86	6 729

				CONSOLIDATED
(in EUR millions)	CONTRACT Activity	MOS Activity	HOLDING (1)	TOTAL

2001 (Unaudited)(1)
Net sales	1 355,9	441,3	0,0	1 797,2
Net income/(loss) from operations	66,1	47,4	(2,5)	111,0

Cash flow from operations (“Capacité d’autofinancement”)	91,6	52,2	(30,6)	113,2
Net operating investment	(11,4)	(3,3)	(1,9)	(16,6)

Non-current operating assets	78,8	32,6	21,7	133,1
Operating working capital requirements	(46,8)	52,7	(9,2)	(3,3)

Average number of employees	5 473	1 346	72	6 891

(1)  The 2001 figures are not audited under US GAAS requirement.

(2)  Holding Company (GSA and GSS).

Guilbert

SEGMENT INFORMATION BY GEOGRAPHICAL AREA

     The information is analyzed according to the different areas in which the Group’s fully consolidated companies are located. The breakdown of net sales by market is very similar to the breakdown by company location.

(in EUR millions)
			Rest of	CONSOLIDATED
	France	Great Britain	Europe	TOTAL

2002
Net sales	753,2	563,1	394,9	1 711,2
Net income/(loss) from operations	70,1	30,4	(1,0)	99,5
Net non-current assets	65,3	249,0	95,8	410,1
Average number of employees	2 724	2 123	1 882	6 729

(in EUR millions)
			Rest of	CONSOLIDATED
	France	Great Britain	Europe	TOTAL

2001 (Unaudited)(1)
Net sales	830,8	590,7	375,7	1 797,2
Net income/(loss) from operations	80,3	21,0	9,7	111,0
Net non-current assets	455,4	289,0	148,6	893,0
Average number of employees	2 825	2 274	1 792	6 891

(1) The 2001 figures are not audited under US GAAS requirement

Guilbert

NOTES TO THE
CONSOLIDATED FINANCIAL STATEMENTS

1-	ACCOUNTING POLICIES

The consolidated financial statements were prepared in accordance with regulation N° 99-02 of the Accounting Regulations Committee (french gaap).

The financial statements of consolidated companies, drawn up in accordance with prevailing accounting regulations in their respective countries, are adjusted in line with Group accounting policy.

The consolidated financial statement have been prepared in accordance with the same presentation and valuation rules applied in 2001.

1.1.	CONSOLIDATION

Significant subsidiaries exclusively controlled by the Guilbert group (“Guilbert”) are fully consolidated.

Investments meeting the above criteria, but which on the date of acquisition are not intended to be held long-term, are not consolidated. They are recorded at cost price, net of any provisions for impairment where necessary.

Investments over which the Group no longer exerts significant influence are removed from the scope of consolidation and the corresponding securities recorded at the lower of their equity value at the date of removal and their value in use.

Transactions between, as well as common material asset and liabilities of, fully consolidated subsidiaries, are eliminated on consolidation.

Income or losses on internal transactions between controlled companies are eliminated in full.

The consolidated financial statements are prepared using accounts drawn up to December 31.

The consolidated income statement includes the income statements of companies acquired during the year as from the date control is acquired and the income statements of companies sold during the year up to the deconsolidation date.

Guilbert

1.2.	TRANSLATION OF THE FINANCIAL STATEMENTS OF FOREIGN COMPANIES

The financial statements of foreign subsidiaries are translated into euro as follows:

•	balance sheet headings are translated using year-end exchange rates,

•	income statement items are translated using average exchange rates for the year,

•	translation gains or losses resulting from changes in exchange rates since the previous year-end and between average exchanges rates for the year and year-end exchange rates are taken to “Cumulative translation adjustment” in consolidated stockholders’ equity,

1.3.	FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions are translated at the exchange rate prevailing on the operation date or at the foreign exchange hedge rate, where appropriate.

At the year-end, unhedged foreign currency-denominated assets and liabilities are translated at the year-end exchange rate.

1.4.	GOODWILL

On the acquisition of a consolidated subsidiary, identifiable net assets and liabilities purchased are valued at their fair value to the Group. The Group has a period of one year following acquisition to finalize these valuations. Minority interests are also recorded based on the fair value of the subsidiary’s net identifiable assets.

The difference between the acquisition price of the investment, including incidental expenses, and the corresponding share in the fair value of identifiable net assets purchased at the acquisition date, is recorded in assets in the balance sheet as “Goodwill”.

Goodwill is generally amortized on a straight-line basis over 40 years, except where the assumptions adopted and objectives set on acquisition justify a shorter period.

1.5.	OTHER INTANGIBLE ASSETS

Purchased intangible assets are recorded in the balance sheet at purchase cost. Where they cannot be amortized, their gross value is regularly revised, where appropriate, and impairment provisions recorded.

Other intangible assets mainly comprise software and purchased goodwill. Software is amortized over 10 years in the case of the NAVY project (contract division information system). Purchased goodwill may be provisioned if the value in use to the group is less than the net book amount.

Guilbert

1.6.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded in the balance sheet at cost, excluding capitalized financial expenses. The impact of asset revaluations are reversed, except for those arising from the French legal revaluation of 1976.

The Group mainly adopts the straight-line depreciation method applied over the following normal useful lives:

Buildings	18 - 40 years
Installations and improvements to land and buildings	9 - 20 years
Plant and machinery	3 - 10 years
Vehicles	4 - 8 years
Office furniture and fittings	5 - 10 years

Fixed assets leased under finance lease agreements presenting the characteristics of an acquisition are recorded in assets at cost price and depreciated as described above. The corresponding liability is recorded in liabilities.

1.7.	LONG-TERM INVESTMENTS

Investments in non-consolidated companies and other long-term investment securities are recorded in the balance sheet at cost.

A provision for impairment is recorded if the fair value is less than the acquisition value.

The fair value of securities is equal to their value in use to the Group: This is calculated, in particular, taking into account the share in net worth held (possibly revalued), and profitability prospects.

1.8.	IMPAIRMENT OF NON-CURRENT ASSETS

Non-current assets other than deferred taxes and long-term investments are subject to asset impairment tests.

A provision for impairment is recorded if the carrying amount of an asset exceeds its value in use, defined as the present value of estimated future cash flows expected to arise from the continuing use of the asset in question. Asset impairment provisions are calculated based on the recoverable amount of the cash-generating unit to which an asset belongs.

All provisions for impairment concerning cash-generating units are firstly allocated to the goodwill attributed to this unit.

Guilbert

1.9.	INVENTORIES AND WORK IN PROGRESS

Inventories are recorded at cost determined according to policies adapted to each business, on a weighted average cost or net realizable value basis.

A provision for impairment is recognized when the net realizable value of inventories is less than cost price or where there is a risk that the inventory balance will not be cleared under normal market conditions.

1.10.	MARKETABLE SECURITIES

Marketable securities are carried in the balance sheet at the lower of cost or market value. For listed securities, market value is based on the closing stock price at the year-end.

Bonds

Bonds are recorded at their nominal value on the date of acquisition, adjusted for any premium or discount amortized over the residual term of the bonds. Accrued interest receivable is recorded under “Non-operating receivables”.

Open-ended investment company (OEIC, mutual funds and equivalent)

OEIC shares, mutual funds and equivalent are recorded at cost, excluding acquisition charges and restated at their net asset value at the year-end. Unrealized gains are not recognized.

Negotiable debt securities (“TCN”)

These securities (in particular, certificates of deposit and finance company warrants) are subscribed on the primary market, or acquired on the secondary market. They are recorded at cost less accrued interest on acquisition.

Interest deducted is recorded in financial income on a time proportion basis in respect of the period.

1.11.	LOAN ISSUE COSTS – LOAN REDEMPTION PREMIUMS

Loan issue costs are expensed on issue.

Loans are generally recorded at redemption value. Any issue or redemption premiums are taken to the balance sheet heading corresponding to the loan and amortized over its term. In the case of convertible bonds, redemption premium are recorded depending on the probability of conversion of the loan.

1.12.	DEFERRED TAXATION

Deferred tax is recognized in respect of timing differences between the tax and accounting values of assets and liabilities recorded in the consolidated balance sheet.

Potential tax in respect of intangible assets recognized on acquisitions is not provided where there is no plan for disposal.

Net deferred tax balances are determined on the basis of the tax situation of each company or the combined net income/(loss) of companies included in a tax consolidation

Guilbert

group. Net deferred tax assets are only recognized if the company or tax group of companies has reasonable assurance that they will be recovered in future years. Assets corresponding to tax loss carryforwards are only recorded in the balance sheet if their recovery is considered probable.

Provisions are recorded for irrecoverable taxes relating to dividend distribution proposals of consolidated entities. No tax is provided in respect of the potential distribution of reserves of consolidated or non-consolidated companies.

As a precise schedule of the reversal of certain material timing differences cannot be accurately determined, tax assets and liabilities are not discounted.

1.13.	PROVISIONS FOR RETIREMENT TERMINATION BENEFITS AND SIMILAR OBLIGATIONS

Group employees benefit from different pension plans and retirement termination payments, depending on local legislation and agreements specific to each subsidiary. The main plans concern the French and British entities.

In the UK, pension commitments are financed via pension funds, the asset value of which, as mainly invested in shares, varies according to financial market movements. These were particularly unfavorable in 2001 and 2002 after significant growth between 1995 and 2000. Consequently, commitments were underfunded at the end of 2002. In France, employees receive retirement termination payments provided for in the collective bargaining agreement.

In 2002, the group decided to harmonize the measurement and recognition principles for pensions and similar commitments, by using, in particular, the corridor method described in the international frameworks. This method enables homogenous pension charges to be recognized in the income statement throughout the career of the beneficiaries, and limit, in both directions, the impact of financial market volatility on the long-term funding of pensions. This, in particular, generated the recognition in 2002 of exceptional charges of MEUR 8 in the income statement, mainly concerning the UK (MEUR 7.5). The provision for contingencies and losses was increased in the same amount.

1.14.	OTHER PROVISIONS FOR CONTINGENCIES AND LOSSES

These provisions are intended to cover the contingencies and losses rendered probable by past or current events, which are clearly identified in terms of their purpose, but the realization, timing or amount of which are uncertain.

a) Provisions for tax inspections

Reassessment amounts notified (or currently under notification) by the tax authorities are not provided if the company in question considers that the issues raised are not justified and if there is sufficient probability that the validity of the company’s position will be upheld in the current dispute with the tax authorities.

Guilbert

b) Other provisions

Other provisions include in particular:

–	The estimated costs of restructuring (lay-off costs, operational closures, scrapping of fixed assets, inventories and other assets, etc.),

–	Disbursements, estimated by the companies and their advisors, in respect of disputes, litigations and claims against third parties,

–	The probable impact of warranties given by the Group on disposals of fixed assets or subsidiaries.

1.15.	DISTINCTION BETWEEN THE ORDINARY AND EXCEPTIONAL ITEMS

Exceptional income and expenses in the consolidated income statement include exceptional items resulting from ordinary activities and extraordinary items.

Exceptional items resulting from ordinary activities are those which do not occur as a result of the general day-to-day activities of the company, either because they are unusual in amount or impact, or because they occur rarely.

1.16.	EARNINGS PER SHARE

Earnings per share before dilution is calculated by dividing the net income/(loss) for the year by the weighted average number of shares in circulation during the year.

All shares granting unlimited rights to profits are included. Shares of the consolidating company held by consolidated companies are excluded from the weighted average number of shares in circulation if held long-term. However, short-term treasury shares, classified as investment securities, are retained in the denominator.

Diluted earnings per share is calculated taking into account all instruments granting deferred access to the common stock of the consolidating company, whether issued by the company or one of its subsidiaries. Dilution is calculated on a per instrument basis, based on conditions existing at the year-end and excluding anti-dilutive instruments.

When the funds corresponding to the potential creation of shares are collected on the issue date of the dilutive instruments (e.g. convertible bonds), the numerator is equal to the net income/(loss) before dilution plus the post-tax finance cost savings realized in the event of conversion.

When funds are collected on the exercise of the rights (e.g. subscription warrants and options), they are assumed allocated in priority to buying back shares at the year-end market price or at the most recent month average price if deemed more representative, where this exceeds the strike price.

In both cases, the funds are recorded on a time apportioned basis during the year of issue of the dilutive instruments and on the first day of the year in subsequent years.

Guilbert

2-	CHANGE IN THE SCOPE OF CONSOLIDATION

2-1	SCOPE OF CONSOLIDATION

The consolidated financial statements of the Guilbert group for the year ended December 31, 2002 combine the financial statements of the companies listed in the appendix.

2-2	MAIN CHANGES IN THE SCOPE OF CONSOLIDATION

Removals from the scope of consolidation:

Companies were removed from the scope of consolidation during the year following the sale of the VAD division on October 18, 2002. The impact on the main financial aggregates for the year ended December 31, 2002 of the companies sold is broken down per company as follows: (statutory figures before intercompany elimination).

	Net	Net operating
(In EUR millions)	Sales	income/(loss)

Bernard France	40,4	5,5
Bernard Belgique	4,1	0,2
SARL Filature du vert Tuquet		0,2
SCI Le Ferrain		0,1
JPG France	204,7	27,4
JPG Belgique	13,5
Kalamazoo	12,1	0,4
Neat ideas	39,6	1,2
Reliable France		(0,1)
Mondoffice	46,2	2,0

Total	360,6	36,9

JPG France WCR does not take into account debt securitization

Neat Ideas converted at the daily rate on October 18, i.e., 0.62665

Other comments: Carbones Bel was acquired in December 2002 for MEUR 4.2. This company shall be consolidated as from January 1, 2003. Net sales for a 12-month period total approximately MEUR 11.

Guilbert

3-	NET OPERATING INCOME

3-1	EMPLOYEE-RELATED EXPENSES

Employee-related expenses break down as follows:

		2001
(In EUR millions)	2002	(Unaudited)(1)

Contract activity	(227,1)	(232,1)
MOS activity	(37,8)	(46,9)
Holding company	(8,6)	(0,2)

Total	(273,5)	(279,2)

(1)	Unaudited under US GAAS requirement.

Employee-related expenses included EUR 262.3 million in 2002 in respect of Group employees, of which EUR 2.9 million for Guilbert France (EUR 262.7 million in 2001, of which EUR 3.2 million for the VAD division),. The balance comprises employee-related costs of employees external to the Group (temporary staff, etc.).

3-2	OTHER OPERATING INCOME AND EXPENSES

Other operating income and expenses break down as follows:

		2001
(In EUR millions)	2002	(Unaudited)(1)

Commercial and advertising investments	(48,4)	(56,2)
Operating costs	(179,1)	(195,1)
Real estate costs	(26,2)	(23,3)
Other operating costs	(152,9)	(171,8)
Misc. operating income and expenses	(24,8)	(17,5)

Total	(252,3)	(268,8)

(1)	Unaudited under US GAAS requirement

Other operating costs comprise the depreciation and amortization of property, plant and equipment and intangible assets which totaled EUR 21.7 million in 2002 and 19.9 million in 2001( unaudited).

Guilbert

4-	NET LOSS FROM FINANCIAL ITEMS

The Net loss from financial items breaks down as follows:

		2001
(In EUR millions)	2002	(Unaudited)(1)

Finance costs generated by net indebtedness	(26,2)	(33,5)
Net income from cash assets	1,2	0,5
Net loss on long-term investments	0,0	(0,2)
Net loss on operating transactions	(3,7)	(3,7)

Total	(28,7)	(36,9)

(1)	The 2001 figures are not audited under US GAAS requirement

5-	EXCEPTIONAL ITEMS

Exceptional items break down as follows:

		2001
(en millions d’euros)	2002	(Unaudited)(1)

Capital gains/(losses) on asset disposals	379,4	(0,1)
Restructuring costs	(2,3)	(5,1)
Litigations and disputes	(3,4)	(1,8)
Other exceptional income / (losses)	(64,0)	(3,5)

Total	309,7	(10,5)

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

6-	CORPORATE INCOME TAX

6-1	Effective tax rate

The effective tax rate is as follows:

		2001
(In EUR millions)	2002	(Unaudited)(1)

Net income before tax and goodwill amortization	380,5	63,6
Total tax charge	(108,1)	(15,2)

Effective tax rate	28,41%	23,90%

(1)	The 2001 figures are not audited under US GAAS requirement

6-2	Reconciliation of the tax charge

		2001
(as a percentage of pre-tax net income)	2002	(Unaudited)(1)

Tax rate in France	33,33%	33,33%

Impact of the taxation of foreign subsidiaries	-0,29%	1,84%

Group average standard rate	33,04%	35,17%

Exeptional contribution	0,48%	2,64%
Impact of permanent differences	-5,07%	-15,39%
Items taxed at different rates	-8,27%
Deferred taxes	5,14%
Impact of tax losses carried forward and tax consolidation	3,76%	-3,09%
Other	-0,67%	4,57%

Effective tax rate	28,41%	23,90%

(1)	The 2001 figures are not audited under US GAAS requirement

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Tax consolidation groups

France
All of the Group’s French companies have been included in the Pinault-Printemps-Redoute SA (PPR SA) tax consolidation group since January 1, 2001. Under the PPR SA tax agreement, the benefits of tax consolidation are retained by the lead consolidation entity in the event of removal of a subsidiary from the tax group.

UK
The majority of the operating companies and the UK holding company are part of a tax consolidation group.

Germany
All German companies are part of a tax consolidation group.

7-	NET EARNINGS PER SHARE

7-1	Net earnings per share

The net earnings per share as of December 31, 2002 totaled EUR 27,73 compared to EUR 2,97 as of December 31,2001 (The 2001 figures were not audited under US GAAS requirement).

Guilbert

7-2 Diluted net earnings per share

Diluted net earnings per share break down as follows:

(In EUR millions)	2002	2001
		(Unaudited) (1)

Net income for the year	253,1	27,1
Remuneration of share equivalents	2,9	2,7

Adjusted net income for the year	256,0	29,8

(In EUR)	2002	2001
		(Unaudited) (1)

Diluted average number of shares	10 062 911	10 059 193

Diluted net earnings per share	25,44	2,96

(1)	The 2001 figures are not audited under US GAAS requirement

8- GOODWILL

Goodwill breaks down as follows:

	12.31.2002			12.31.2001

(In EUR millions)	Gross	Amortization	Net	Net

				(Unaudited) (1)

Total	384,6	66,0	318,6	753,8

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

The movement in the net value over the year breaks down as follows (in EUR millions):

–	Goodwill of companies sold (VAD division): -406,3

–	Revaluation of Guilbert Nederland goodwill: +2,8

–	Exchange rate fluctuations: -12,4

–	Amortization: -19,3

–

9- OTHER INTANGIBLE ASSETS

Other intangible assets break down as follows:

	12.31.2002			12.31.2001

(In EUR millions)		Amortization		(Unaudited)(1)
	Gross	Provisions	Net	Net

Software	22,2	(9,3)	12,9	20,0
Concessions, licences and similar	0,3	(0,2)	0,1	0,1
Trademarks	1,0	(0,4)	0,6	0,9
Purchased goodwill and leasehold rights	9,7	(4,1)	5,6	5,6
Other intangible fixed assets	0,5	0,0	0,5	0,9

Total	33,7	(14,0)	19,7	27,5

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

10- Property, plant and equipment

Property, plant and equipment break down as follows:

		31.12.2002		31.12.2001

(In EUR millions)		Depreciation		(Unaudited) (1)
	Gross	Provisions	Net	Net

Land and buildings	46,5	(16,0)	30,5	53,6
Plant and machinery	90,0	(65,2)	24,8	39,8
Other property, plant and equipment	22,9	(13,4)	9,5	12,2

Total	159,4	(94,6)	64,8	105,6

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

Movements in property, plant and equipment break down as follows:

	Land and	Plant and
(In EUR millions)	buildings	machinery	Other	TOTAL

Fixed asset gross values as of December 31, 2001(1)	74,9	139,1	29,5	243,5

Additions	1,2	16,5	5,6	23,3
Disposals	(0,2)	(25,3)	(4,1)	(29,6)
Translation adjustments	(1,0)	(4,1)	(1,2)	(6,3)
Changes in scope	(28,4)	(38,1)	(5,0)	(71,5)
Account transfers	(0,1)	1,9	(1,8)	0,0

Fixed asset gross values as of December 31, 2002	46,4	90,0	23,0	159,4

Depreciation as of December 31, 2001 (1)	(21,2)	(99,4)	(17,3)	(137,9)

Charges	(2,6)	(12,6)	(3,3)	(18,5)
Releases on disposals	0,2	22,4	3,6	26,2
Translation adjustments	0,1	3,3	0,7	4,1
Changes in scope	8,0	20,6	2,9	31,5
Account transfers	(0,4)	0,5	(0,1)	0,0

Depreciation as of December 31, 2002	(15,9)	(65,2)	(13,5)	(94,6)

Net values
As of December 31, 2001 (1)	53,6	39,7	12,2	105,6

As of December 31, 2002	30,5	24,8	9,5	64,8

(1)	Unaudited under US GAAS requirement

Guilbert

11- LONG-TERM INVESTMENTS

11-1 Equity investments

Equity investments break down as follows:

	12.31.2002			31.12.2001

(In EUR millions)	Gross value	Provisions	Net value	Net value

				(Unaudited)(a)
Equity investments in:
non-consolidated companies held more than 50% (1)	8,6	(2,7)	5,9	3,6 (2)
Other long term investment securities and non-consolidated	0,0	0,0	0,0	1,0

Total	8,6	(2,7)	5,9	4,6

Other Long-term investments	1,1		1,1	1,5

Total	9,7	(2,7)	7,0	6,1

(a)	The 2001 figures are not audited under US GAAS requirement

(1)	Securities held long-term as considered useful to the Group, but not material, or securities not held long-term.

(2)	Of which: MEUR 4,2 in respect of the acquisition of Carbones Bel in December 2002, This company will be consolidated as of January 1, 2003.

11-2 Other long-term investments

Other long-term investments mainly include loans to participating interests.

12- INVENTORIES AND WORK IN PROGRESS

Inventories and work in progress break down as follows:

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited)(1)

Sales inventories	106,0	154,0
Inventory provision	(10,1)	(11,1)

Total	95,9	142,9

(1)	The 2001 figures are not audited under US GAAS requirement.

Guilbert

13- Operating and non-operating receivables

These headings break down as follows:

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited) (1)

Trade receivables and related accounts — Gross	110,2	162,5
Other operating receivables — Gross	65,2	98,3
Provision for impairment	(14,7)	(22,7)

Operating receivables	160,7	238,1

Misc. receivables — Gross	42,5	71,9
Deferred tax asset	14,4	17,0
Provision for impairment	(5,9)	(1,7)

Non-operating receivables	51,0	87,2

Total	211,7	325,3

(1)	The 2001 figures are not audited under US GAAS requirement

A continuous securitization program exists within the Group since 2000, in both France and the UK, As of December 31, 2002 and 2001, receivables concerned totaled EUR 175,3 million and EUR 248,4 million (unaudited) respectively. These gross receivables and guarantee deposits are recorded in cash and cash equivalents. Guarantee deposits represent 10% of transferred receivables.

14- Cash and cash equivalents

This heading breaks down as follows:

(In EUR millions)	12.31.2002	12.31.2001
		Unaudited (2)

Negotiable debt securities	0,0	4,4

Marketable securities	0,0	4,4

Short-term deposits	31,1	64,9
Other cash at bank and in hand	9,1	5,2

Cash at bank and in hand	40,2	70,1

Cash and cash equivalents	40,2	74,5 (1)

(1)	Rounded to 0.1

(2)	The 2001 figures are not audited under US GAAS requirement

Guilbert

15- Stockholders’ equity

As of December 31, 2002, the common stock totaled EUR 13,912,971 and comprised 9,126,312 shares with a par value of EUR 1.52449 each.

(In EUR millions)	2002	2001
		(Unaudited)(1)

Common stock	13 912 971	13 909 619
Number of shares	9 126 312	9 124 136
Par value	1,52449	1,52449

(1)	The 2001 figures are not audited under US GAAS requirement

Common stock increases during the last two years were due to:

–	the creation of 3,673 shares following the exercise of stock options in 2001,

–	the creation of 2,176 shares following the exercise of stock options in 2002.

15-1 Stock option plan

Certain managers and directors of Guilbert participate in a stock option plan that provides options for the purchase of shares of PPR SA, the parent Company of Guilbert.
The group did not grant a stock option plan in respect of fiscal years 2002 and 2001.
The number of options outstanding as of December 31, 2002 totaled 6,900, The group considers the probability of exercise of these options to be low given the stock performance.

16- PROVISIONS FOR CONTINGENCIES AND LOSSES

16-1 Provisions for pensions and similar commitments

Obligations with respect to pensions and death, disability and related benefits as well as retirement termination payments are as follows:

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited)(1)

Provision for retirement termination payments and similar commitments	10,7	2,1

Total	10,7	2,1

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

In the UK, Obligations are covered by a fund as and when employee entitlement is vested.

Obligations and fund assets are valued by an independent actuary, In the event of a shortfall, the portion of actuarial losses exceeding 10% of the opening Obligations is covered by a provision spread over the average residual active life of the population.
A EUR 7,5 million provision was recorded as of December 31, 2002.

16-2 Other provisions for contingencies and losses

Other provisions for contingencies and losses break down as follows:

OK
(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited)(1)

Provisions for subsidiary risks	0,0	6,0
Provisions for restructuring and misc	19,9	33,8
Provisions for litigations and disputes	3,4	3,7
Other provisions for contingencies	39,8	28,2
Provision for pensions	10,7	2,1

Total	73,8	73,8

(1)	The 2001 figures are not audited under US GAAS requirement

•	Goodwill on German subsidiaries

Regarding the recently acquired German subsidiaries, a MEUR 23.6 contingency provision was recorded in respect of the valuation of the German goodwill (in other provisions for contingencies), based on company values calculated using the present value of future cash flows, a discount rate of 8% and a constant growth assumption of 3.5%

•	Dispute over employee profit sharing

The works councils of SNC Groupe Guilbert and SNC Commercial Guilbert raised court actions against their companies to claim the employee profit sharing that they consider due in respect of previous years, These claims were rejected by the Court of First Instance.

Employment court proceedings instigated against Guilbert France by 14 employees are currently in progress for the same claims, At this stage of the proceedings, the group management considers the risks relating to these disputes to be low, and consequently, the group did not record provisions in the consolidated financial statements.

•	Reorganization projects

A plan to reorganize the German subsidiaries is scheduled at a total cost of MEUR 6. These estimates are based on measures which have yet to be finalized and announced to the subsidiaries. Consequently, no provisions were recorded in the consolidated financial statements as of December 31, 2002, in accordance with prevailing French accounting regulations.

Guilbert

As far as Guilbert France in concerned, reorganization measures undertaken in previous years shall continue in 2003. Their cost shall be recorded in 2003.

17-     BORROWINGS

17-1    Analysis by type

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited)

Convertible bonds (1)	129,8	129,8
Draw-downs on confirmed credit lines	0,0	2,8
Other loans from credit institutions	0,0	2,1
Bank overdrafts and currency advances	0,1	1,9

Total bank borrowings and equivalent	129,9	136,6

Employee profit sharing	0,0	3,9
Misc. Borrowings (2)	1,6	506,3
Finance lease liabilites	7,6	8,3

Total	139,1	655,1

(1)	The difference between the redemption value and the carrying value convertible bonds totaled EUR 23.5 million as of December 31, 2002 and 2001 to the group representation to convert the bonds in shares, the redemption was not provided as of December 31, 2002 and 2001.

The convertible bonds mature on January 1, 2004.

(2)	The movement is mainly due to the repayment of the PPR current account.

Guilbert

     17-2    Debt maturity analysis

(In EUR millions)	12.31.2002	12.31.2001
		(unaudited) (1)

Maturing within 1 year	9,5	516,6
Maturing within 2 years	127,2	3,2
Maturing within 3 years	1,5	132,3
Maturing within 4 years	0,6	1,2
Maturing within 5 years	0,3	1,8

Total	139,1	655,1

(1)	The 2001 figures are not audited under US GAAS requirement

     17-3    Analysis by redemption currency

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited) (1)

Euro	131,5	647,3
Pound Sterling	7,6	7,8

Total	139,1	655,1

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

     17-4    Analysis by interest rate

(In EUR millions)	2002	2001
		(Unaudited) (1)

Average fixed-rate net indebtedness	140,6	141,7
Average floating-rate net indebtedness	319,3	359,8

Average net indebtedness	459,9	501,5

Average fixed interest rate	3,8%	3,8%
Average floating interest rate	4,1%	4,9%

Average interest rate for the year	4,0%	4,6%

(1)	The 2001 figures are not audited under US GAAS requirement

17-5     Group financing

The Guilbert Group is mainly financed by its parent company Pinault-Printemps-Redoute SA via an interest-bearing current account. As of December 31, 2002, the Pinault-Printemps-Redoute current account showed a debit balance of EUR 2.9 million.

Guilbert

     18-    OPERATING AND NON-OPERATING LIABILITIES

Operating and non-operating liabilities break down as follows:

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited) (1)

Trade payables and related accounts	143,9	230,8
Payments on account received	0,0	0,3
Other operating liabilities	133,9	146,6

Operating liabilities	277,8	377,7

Amounts payable on fixed assets	2,0	1,5
Misc. non-operating liabilities	68,5	26,4
Deferred tax liabilities	11,5	6,8
Non-operating liabilities	82,0	34,7

TOTAL	359,8	412,4

(1)	The 2001 figures are not audited under US GAAS requirement

     19-    Employees and Directors’ remuneration

     19-1   Average and year-end employee numbers

Group average and year-end employee numbers (full-time equivalent) break down as follows:

	2002	2001
		(Unaudited) (1)

Average employees	6 729	6 891
Year-end employees	5 590	7 226
of which management	566	721
of which administrative employees and workers	5 024	6 505

(1)	The 2001 figures are not audited under US GAAS requirement

Guilbert

19-2     Management remuneration

Remuneration paid to Guilbert S.A. Management Board members in respect of 2002, for their duties within controlled undertakings, totaled EUR 1,549,820 (EUR 1,235,383 in respect of 2001).

Members of the Guilbert S.A. Supervisory Board did not receive any remuneration in 2002 and 2001.

20-     LEASE COMMITMENTS

Certain Group companies lease real estate and/or equipment under irrevocable lease agreements, with a duration of more than one year, and which may comprise a lease indexation clause.

Minimum future lease payments under these agreements break down as follows:

(In EUR millions)	12-31.2002	12.31.2001
		(Unaudited) (1)

Y+1	20,7	44,3
Y+2	16,1	13,9
Y+3	13,0	8,6
Y+4	9,0	4,3
Y+5	8,0	3,4
More than 5 years	74,1	107,6

Total	140,9	182,1

(1)	The 2001 figures are not audited under US GAAS requirement

21-    OTHER OFF-BALANCE SHEET COMMITMENTS AND POSSIBLE CONTINGENCIES

21-1    Commitments given

Commitments given include:

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited) (1)

Securities, endorsements and guarantees	10,8	23,4

Total	10,8	23,4

(1)	The 2001 figures are not audited under US GAAS requirement

Commitments given as of December 31, 2002 totaled MEUR 10.8 and mainly concern commitments granted to associated undertakings.

Guilbert

21-2 Commitments received

(In EUR millions)	12.31.2002	12.31.2001
		(Unaudited)(1)

Securities, endorsements and guarantees	0,0	2,1
Unused credit lines	1,2	1,2

Total	1,2	3,3

(1)	The 2001 figures are not audited under US GAAS requirement

22-     RELATIONS WITH THE PARENT COMPANY

The Guilbert financial statements are consolidated in the Pinault-Printemps-Redoute group financial statements.

The Group realizes part of its net sales with Pinault-Printemps-Redoute group companies. These net sales totaled MEUR 9.7 as of December 31, 2002 and MEUR 10.4 as of December 31, 2001 (Unaudited).

Other Group transactions with associated parties almost exclusively concern transactions entered into with its parent company, Pinault-Printemps-Redoute.

The main transactions in 2002 between the consolidated companies of the Guilbert group and Pinault-Printemps-Redoute were as follows:

–	Payment of an interim dividend in respect of 2002 of MEUR 346.1.

–	Payment in 2002, of MEUR 2.9 in respect of a management assistance agreement,

–	Payment in 2002 of MEUR 14.3 in finance costs and receipt of EUR 1.4 million in financial income on current accounts under the cash pool agreement.

Furthermore, the following elements also concern relations with the parent company.

–	Tax consolidation: All of the Group’s French companies have been included in the Pinault-Printemps-Redoute SA (PPR SA) tax consolidation group since January 1, 2001. Under the PPR SA tax agreement, the benefits of tax consolidation are retained by the lead consolidation entity in the event of removal of a subsidiary from the scope.

–	Convertible bonds issued on May 28, 1996: all convertible bonds issued by the Group are held by PPR SA. The bond term is 7 years, 6 months and 20 days. Annual interest is 3.5%. The convertible bonds are recorded on the balance sheet as of December 31, 2002 and 2001 at EUR 129.8 million. The difference between the redemption value and the carrying value totaled EUR 23.5 million as of December 31, 2002 and 2001.

–	Stock subscription options: PPR SA is irrevocably committed to exchanging the Guilbert SA shares subscribed under the Guilbert SA stock subscription plans, for PPR SA shares. 6,900 and 44,210 options were still to be exercised as of December 31, 2002 and 2001 respectively.

Guilbert

23-    SUBSEQUENT EVENTS

Removal from the tax group

The French subsidiaries of the Guilbert group were removed from the Pinault Printemps Redoute tax group as of January 1, 2003 and are independent for tax purposes in 2003. The MEUR 14 tax consolidation impact recorded in the PPR current account in 2001 was recorded as a tax charge in 2002.

Acquisition of Guilbert Group by Office Depot, Inc.

On June 2, 2003, following receipt of all required regulatory approvals and satisfaction of all conditions to closing, Office Depot, Inc. completed the acquisition of 100% of the shares of Guilbert, S.A., and its consolidated subsidiaries, which prior to the acquisition was a wholly-owned subsidiary of Pinault-Printemps-Redoute Group. The acquisition was made pursuant to a Sale and Purchase Agreement dated April 11, 2003.

Dispute over employee profit sharing

Subsequent to the 2002 year end closing, the claim regarding the profit sharing dispute between Guilbert and several employees will be proceeded by the “tribunal de grande instance” and no longer by the employement court.

Guilbert

FC: Fully consolidated

EA: Accounted for using the equity method

COMPANY	% interest
	2002	2001

France
BERNARD SA	SALE	FC 100,00	FC	1
GUILBERT France SA	FC 100,00	FC 100,00	FC	1
GIE COMMERCIAL GUILBERT	FC MERGER	FC 100,00	FC	1
GIE GROUPE GUILBERT	FC MERGER	FC 100,00	FC	1
PAPETERIES DE CRONENBOURG	FC MERGER	FC 100,00	FC	1
RAOUL PETIT	FC MERGER	FC 100,00	FC	1
SARL FILATURE DU VERT TUQUET	SALE	FC 100,00	FC	1
SCI LE FERRAIN	SALE	FC 100,00	FC	1
SCI LE TUQUET	SALE	FC 100,00	FC	1
EUROPA	FC 100,00	FC 100,00	FC	1
JPG France	SALE	FC 100,00	FC	1
RELIABLE France	SALE	FC 100,00	FC	1
GUILBERT GROUPE SERVICE	FC 100,00	FC 100,00		1
Germany
GUILBERT DEUTSCHLAND	FC 100,00	FC 100,00	FC	1
HUTTER	FC 100,00	FC 100,00	FC	1
SCHACHT & WESTERICH	FC 100,00	FC 100,00	FC	1
SCHACHT & WESTERICH PAPIERHAUS	FC 100,00	FC 100,00	FC	1
Belgium
BERNARD BELGIUM	SALE	FC 100,00	FC	1
JPG Belgique	SALE	FC 100,00	FC	1
GUILBERT BELGIUM	FC 100,00	FC 100,00	FC	1
Spain
KALAMAZOO	SALE	FC 100,00	FC	1
GUILBERT ESPANA	FC 100,00	FC 100,00	FC	1
UK
GUILBERT UK HOLDING	FC 100,00	FC 100,00	FC	1
GUILBERT UK LIMITED	FC 100,00	FC 100,00	FC	1
NEAT IDEAS	SALE	FC 100,00	FC	1
RELIABLE UK	FC 100,00	FC 100,00	FC	1
BCOP UK	FC 100,00	FC 100,00	FC	1
GUILBERT OFREX	FC 100,00	FC 100,00	FC	1
Ireland
GUILBERT IRELAND LTD	FC 100,00	FC 100,00	FC	1
Italy
VPC SYSTEM	FC 100,00	FC 100,00	FC	1
MONDOFFICE	SALE	FC 100,00	FC	1
GUIBERT ITALIA	FC 100,00	FC 100,00	FC	1
Saint-Marin
TINANEDI	FC 100,00	FC 100,00	FC	1
Luxemburg
GUILBERT Luxembourg	FC 100,00	FC 100,00	FC	1
(ex RICHILL INVESTMENTS)
The Netherlands
GUILBERT INTERNATIONAL BV	FC 100,00	FC 100,00	FC	1
GUILBERT NEDERLAND BV	FC 100,00	FC 75,00	FC	1
JONKERS INTERNATIONAL	FC MERGER	FC 100,00		1
CORPORATE EXPRESS NEDERLAND	FC MERGER	FC 100,00		1
GUILBERT TRADEMARK	FC 100,00	FC 100,00		1
DINGLER KANTOOR CENTRUM	FC MERGER	FC 100,00		1
Portugal
SETE-Artigos de Papelaria e Escritor	FC 100,00	FC 100,00	FC	1